UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Veterans Boulevard South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (925) 407-1049

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2025, David Shook, M.D. notified Nkarta, Inc. (the “Company”) of his decision to resign as Chief Medical Officer and Head of Research & Development of the Company to pursue other opportunities in the oncology space. Dr. Shook's resignation will be effective June 6, 2025. Shawn Rose, M.D. Ph.D. has been appointed by the Company to succeed Dr. Shook as Chief Medical Officer and Head of Research and Development starting on June 23, 2025. The Company and Dr. Shook mutually agreed that Dr. Shook would continue to assist the Company as a consultant to provide transition support and will enter into a Consulting Agreement to take effect June 7, 2025 (the “Shook Consulting Agreement”).

The Shook Consulting Agreement generally provides that Dr. Shook will provide consulting assistance and transition support to the Company through July 11, 2025, which may be extended upon mutual agreement by the Company and Dr. Shook. The Shook Consulting Agreement may be terminated by either the Company or Dr. Shook upon 14 days’ notice to the other party. The Company will pay Dr. Shook an hourly rate for the services he provides under the Shook Consulting Agreement.

The foregoing description of the Shook Consulting Agreement is qualified in its entirety by reference to the complete text of the Shook Consulting Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2025.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of the voting at the Annual Meeting are set forth below.

Election of Directors. The stockholders elected the following three Class II directors to serve until the Company’s 2028 annual meeting of stockholders and until their respective successors are duly elected and qualified. The voting results were as follows:

	For	Withheld	Broker Non-Votes
Michael Dybbs, Ph.D.	39,681,919	5,640,846	11,021,999
Simeon George, M.D., M.B.A.	44,826,136	496,629	11,021,999
Leone Patterson, M.B.A.	44,024,620	1,298,145	11,021,999

Ratification of Appointment of Ernst & Young LLP. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
56,277,393	52,733	14,638	—

Item 7.01 Regulation FD Disclosure.

On June 6, 2025, the Company issued a press release announcing the resignation of Dr. Shook and the appointment of Dr. Rose as Chief Medical Officer and Head of Research & Development. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued on June 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: June 6, 2025	By:	/s/ Nadir Mahmood
Nadir Mahmood
President